Exhibit 10.88

PHYSICIAN SHARING AGREEMENT

THIS PHYSICIAN SHARING AGREEMENT (this “Agreement”) is dated effective as of October 1, 2006 by and between Katin Radiation Therapy, P.A., a Maryland professional corporation (“Katin”), and 21st Century Oncology of Harford County, Maryland LLC, a Maryland limited liability corporation (“LLC”)

WITNESSETH:

WHEREAS, Katin and Edward Kiggundu, M.D. (“Kiggundu”) are parties to a physician employment agreement (the “Katin Employment Agreement”), pursuant to which Kiggundu is employed by Katin to perform professional medical services as a radiation oncologist and Katin compensates Kiggundu for such services;

WHEREAS, the compensation paid by Katin to Kiggundu includes an annual Salary and Production Bonus;

WHEREAS, the compensation paid by Katin to Kiggundu is amended effective October 1, 2006 to compensate Kiggundu for services provided at the additional practice locations of LLC (the “Amendment”);

WHEREAS, the Katin Employment Agreement provides that Kiggundu shall provide medical services, on a full-time basis, primarily at Katin’s radiation oncology center in Martinsburg, West Virginia;

WHEREAS, Katin has agreed to share the services of Kiggundu with LLC, with Kiggundu’s primary assignment remaining Martinsburg, West Virginia and Kiggundu to also provide services at locations of LLC at 602 South Atwood Road, Suite 105, Bel Air, Maryland and 1200 Brass Mill Road, Suite E, Belcamp, Maryland;

WHEREAS, in connection with its agreement to share the services of Kiggundu with LLC, Katin desires that LLC agree to reimburse Katin for Kiggundu’s compensation directly attributable to providing services at 602 South Atwood Road, Suite 105, Bel Air, Maryland and 1200 Brass Mill Road, Suite E, Belcamp, Maryland as provided for in the Amendment, and LLC desires to reimburse such amount to Katin.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows

1. Compensation for Additional Services. During the term of this Agreement, LLC hereby agrees to reimburse Katin, on a monthly basis, for the Additional Annual Salary and the Second Performance Bonus, as defined in the Amendment, and paid to Kiggundu by Katin for such month pursuant to the terms of the Katin Employment Agreement as amended (the “Compensation”).

2. Payment of Compensation. LLC’s Compensation shall be determined at the end of each one month period, and LLC shall reimburse Katin for LLC’s Compensation within thirty (30) days after the end of such one month period.

3. Term of Agreement. The term of this Agreement shall be for a period commencing on the date hereof and continuing until the termination of Kiggundu’s employment for the additional practice locations of LLC covered by the Amendment.

4. Amendment and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by Katin and LLC. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

5. Assignment. No party hereto may transfer its rights or obligations hereunder without the consent of the other party hereto.

6. Governing Law; Venue. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Maryland. Harford County, Maryland shall be the proper venue for any litigation arising out of this Agreement.

7. Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of the Agreement.

8. Counterparts. This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KATIN RADIATION THERAPY, P.A.

By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President

21st CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC

By:	/s/ David M. Koeninger
David M. Koeninger
Vice President and CFO